Exhibit 5.2

May 31, 2016

Gazit-Globe Ltd.

1 Hashalom Road

Tel-Aviv 67892

Israel

Re:	Gazit-Globe Ltd. Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Gazit-Globe Ltd., a company organized under the laws of Israel (the "Company"), and Gazit Group Financial LLC, a Delaware limited liability company and wholly-owned indirect subsidiary of the Company (the "Finance Subsidiary" and, together with the Company, the "Opinion Parties"), in connection with the registration statement on Form F-3 (the "Registration Statement"), being filed on the date hereof by the Opinion Parties with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the "Rules and Regulations"), of: (i) ordinary shares, par value NIS 1.00 per share, of the Company ("Ordinary Shares"), (ii) preferred shares of the Company ("Preferred Shares"), which may be issued in one or more series, (iii) (A) senior debt securities of the Company ("Company Senior Debt Securities"), which may be issued in one or more series under an Indenture (the "Company Senior Debt Indenture") proposed to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a form of which is incorporated by reference as an exhibit to the Registration Statement, and (B) subordinated debt securities of the Company (together with Company Senior Debt Securities, "Company Debt Securities"), which may be issued in one or more series under an Indenture (together with Company Senior Debt Indenture, "Company Indentures") proposed to be entered into between the Company and the Trustee, a form of which is incorporated by reference as an exhibit to the Registration Statement; (iv) warrants to purchase Ordinary Shares, Preferred Shares, Company Debt Securities or other securities of the Company ("Warrants"), which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") proposed to be entered into by the Company and one or more warrant agents to be named therein, (v) subscription rights to purchase Ordinary Shares, Preferred Shares, Company Debt Securities or other securities of the Company ("Subscription Rights"), which may be issued under one or more subscription rights certificates (each, a "Subscription Rights Certificate") and/or pursuant to one or more subscription rights agreements (each, a "Subscription Rights Agreement") proposed to be entered into by the Company and one or more subscription agents to be named therein, (vi) purchase units of the Company ("Purchase Units"), each consisting of one or more Ordinary Shares, Preferred Shares, Company Debt Securities, Warrants, Subscription Rights or any combination of such securities, which may be issued pursuant to one or more agreements (each, a "Purchase Unit Agreement") proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (vii) such indeterminate number of Ordinary Shares, Preferred Shares or other securities and indeterminate amount of Company Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Shares, Company Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Units, including such Ordinary Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, "Indeterminate Securities"). The Registration Statement also relates to the issuance and sale from time to time by the Finance Subsidiary, pursuant to Rule 415 of the Rules and Regulations, of (i) senior debt securities of the Finance Subsidiary ("Finance Subsidiary Senior Debt Securities"), guaranteed by the Company ("Senior Guarantees"), which may be issued in one or more series under an Indenture (the "Finance Subsidiary Senior Debt Indenture") proposed to be entered into between the Finance Subsidiary, as issuer, the Company, as guarantor, and the Trustee, a form of which is incorporated by reference as an exhibit to the Registration Statement, and (ii) subordinated debt securities of the Finance Subsidiary (together with Finance Subsidiary Senior Debt Securities, "Finance Subsidiary Debt Securities" and, together with Company Debt Securities, "Debt Securities"), guaranteed by the Company (together with the Senior Guarantees, "Guarantees"), which may be issued in one or more series under an Indenture (together with the Finance Subsidiary Senior Debt Indenture, the "Finance Subsidiary Indentures" and, together with the Company Indentures, each an "Indenture" and collectively the "Indentures") proposed to be entered into between the Finance Subsidiary, as issuer, the Company, as guarantor, and the Trustee, a form of which is incorporated by reference as an exhibit to the Registration Statement. The Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Subscription Rights, Purchase Units, Indeterminate Securities, and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the "Securities."

Gazit-Globe Ltd.

May 31, 2016

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)         the Registration Statement;

(b)        each form of Indenture incorporated by reference as an exhibit to the Registration Statement;

(c)        an executed copy of a certificate for each Opinion Party of Adi Jemini, Chief Financial Officer of the Company, dated the date hereof ("Officer's Certificate");

(d)         a copy of the Finance Subsidiary's Certificate of Formation certified by the Secretary of State of the State of Delaware as of May 25, 2016;

(e)         a copy of the Finance Subsidiary's Amended and Restated Limited Liability Company Agreement, as amended and restated, and in effect as of the date hereof and certified pursuant to the Officer's Certificate; and

(f)         a copy of certain resolutions of the Board of Managers of the Finance Subsidiary, adopted on May 25, certified pursuant to the Officer's Certificate.

Gazit-Globe Ltd.

May 31, 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including those in the Officer's Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the Delaware Limited Liability Company Act (the "DLLCA") and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, "Transaction Agreements" means the Indentures and the supplemental indentures thereto, the Guarantees, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 5 below presume that all of the following (collectively, the "general conditions") shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, or the Board of Managers of the Finance Subsidiary shall have taken all necessary company or limited liability company action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company or the Finance Subsidiary have taken all related action as directed by or under the direction of the Board of Directors of the Company or the Board of Managers of the Finance Subsidiary; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the articles of association of the Company or the certificate of formation of the Finance Subsidiary so as not to violate any applicable law, the articles of association of the Company or the bylaws of the Company or the certificate of formation of the Finance Subsidiary or the limited liability company agreement of the Finance Subsidiary, or result in a default under or breach of any agreement or instrument binding upon the Company or the Finance Subsidiary, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Finance Subsidiary.

Gazit-Globe Ltd.

May 31, 2016

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.         With respect to any series of Debt Securities offered by any Opinion Party, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 (the "TIA"); (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Indenture or supplemental indenture and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture or supplemental indenture and any other applicable Transaction Agreement and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the applicable Opinion Party, enforceable against such Opinion Party in accordance with their respective terms under the laws of the State of New York.

2.         With respect to any Guarantee of any series of Offered Debt Securities (the "Offered Guarantees"), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been duly qualified under the TIA, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Agreements, (d) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Agreement and (e) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Gazit-Globe Ltd.

May 31, 2016

3.         With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Ordinary Shares, Preferred Shares, Company Debt Securities and/or other securities of the Company for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.         With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Ordinary Shares, Preferred Shares, Company Debt Securities and/or other securities of the Company relating to such Offered Subscription Rights have been duly authorized for issuance by the Company and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.         With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Ordinary Shares, Preferred Shares, Company Debt Securities, Warrants, Subscription Rights and/or any combination of such securities included in such Offered Purchase Units have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)       the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)       we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

Gazit-Globe Ltd.

May 31, 2016

(c)        except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)       we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)        we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)        we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)       we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(h)       we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Subscription Rights Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(i)        we have assumed that the Indentures will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, Subscription Rights and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, subscription agent, purchase contract agent and purchase unit agent, as the case may be;

(j)         we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Agreements to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(k)        we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

Gazit-Globe Ltd.

May 31, 2016

(l)         we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency;

(m)       we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(n)        to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)        the Company (i) is duly organized and is validly existing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which the Company is a party;

(b)       the Company has the company power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the Company is a party;

(c)        neither the execution and delivery by the Company and the Finance Subsidiary of the Transaction Agreements to which the Company or the Finance Subsidiary is a party nor the performance by the Company and the Finance Subsidiary of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the articles of association, by-laws, certificate of formation or limited liability company agreement, as applicable, of the Company or the Finance Subsidiary, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or the Finance Subsidiary or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or the Finance Subsidiary or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or the Finance Subsidiary or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)       neither the execution and delivery by the Company or the Finance Subsidiary of the Transaction Agreements to which the Company or the Finance Subsidiary is a party nor the performance by the Company and the Finance Subsidiary of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Gazit-Globe Ltd.

May 31, 2016

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

PGK